UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): September 26, 2023

CVR PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35120	56-2677689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	UAN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Overview

On September 26, 2023, CVR Partners, LP (the “Partnership”), CVR Nitrogen, LP (“CVR Nitrogen”), East Dubuque Nitrogen Fertilizers, LLC (“East Dubuque”), Coffeyville Resources Nitrogen Fertilizers, LLC (“Coffeyville Resources”), CVR Nitrogen Holdings, LLC (“CVR Nitrogen Holdings”), CVR Nitrogen Finance Corporation (“CVR Finance”) and CVR Nitrogen GP, LLC (“CVR Nitrogen GP” and collectively with the Partnership, CVR Nitrogen, East Dubuque, Coffeyville Resources, CVR Nitrogen Holdings, CVR Finance and CVR Nitrogen GP, the “Credit Parties”) entered into Amendment No. 1 to Credit Agreement (the “Amendment”) with Wells Fargo Bank, National Association, a national banking association (“Wells Fargo”), as administrative agent, collateral agent and a lender. The Amendment amends certain provisions of the Credit Agreement, dated as September 30, 2021 (as amended by the Amendment, the “Amended ABL Credit Facility”), by and among the Credit Parties thereto and Wells Fargo, as administrative agent, collateral agent and a lender.

The Amended ABL Credit Facility is a senior secured asset based revolving credit facility in an aggregate principal amount of up to $50.0 million, with an incremental facility, which permits an increase in borrowings of up to an additional $15.0 million in the aggregate subject to additional lender commitments and certain other conditions. The proceeds of the loans may be used for general corporate purposes of the Credit Parties and their subsidiaries. The Amended ABL Credit Facility provides for loans and letters of credit, subject to meeting certain borrowing base conditions, with sub-limits of $3.5 million for swingline loans and $10.0 million for letters of credit.

The borrowing base at any time equals the sum of (without duplication):
•85% of eligible accounts, plus
•90% of eligible investment grade accounts, plus
•the lesser of (i) 75% of the market value of eligible inventory and (ii) 85% of the net recovery percentage identified in the most recent acceptable appraisal of eligible inventory multiplied by the value of such eligible inventory at such time, provided that the amount included in the borrowing base shall not exceed $10.0 million in the aggregate with respect to eligible precious metals inventory and eligible spare parts inventory and $6.0 million in the aggregate with respect to the value of eligible inventory consisting of eligible domestic in-transit inventory, minus
•the aggregate amount of reserves then established.

Furthermore, all borrowings under the Amended ABL Credit Facility are subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.

Interest Rate and Fees

Loans under the Amended ABL Credit Facility initially bear interest at an annual rate equal to, at the option of the borrowers, (i) 1.615% plus SOFR or (ii) 0.615% plus a base rate. Based on the previous quarter’s excess availability, such annual rate could increase to (i) 2.115% plus SOFR or (ii) 1.115% plus a base rate.

The borrowers must also pay a commitment fee on the unutilized commitments to the lenders under the Amended ABL Credit Facility equal to (i) 0.25% per annum if utilization under the facility is greater than or equal to 50% of the maximum credit and (ii) 0.50% per annum if utilization under the facility is less than 50% of the maximum credit. The borrowers must also pay a letter of credit fee (in addition to the fronting fees and commissions, other fees, charges and expenses) that shall accrue at a per annum rate equal to SOFR times the average amount of the letter of credit usage during the immediately preceding month.

Mandatory and Voluntary Repayments

The borrowers are required to repay amounts outstanding under the Amended ABL Credit Facility under specified circumstances, including (i) with the proceeds of certain asset sales, (ii) when the sum of the outstanding revolving loans (inclusive of swing loans and protective advances) plus the amount of aggregate amount of all outstanding letters of credit and all unpaid drawings at any time exceeds the loan cap (i.e. the lesser of the maximum credit and the borrowing base) at such time, and (iii) under certain conditions, with the proceeds of certain extraordinary receipts, indebtedness and issuances of any equity interests. In addition, the borrowers are permitted to voluntarily prepay amounts outstanding under the Amended ABL Credit Facility at any time.

Amortization and Final Maturity

There is no scheduled amortization under the Amended ABL Credit Facility. All outstanding loans under the facility are due and payable in full on September 26, 2028.

Guarantees and Security

The obligations under the Amended ABL Credit Facility and related guarantees are secured by a first priority security interest in the Credit Parties’ inventory, accounts receivable, deposit, securities and commodity accounts and related assets and a second priority security interest in substantially all of the Credit Parties’ other assets, in each case subject to exceptions. The liens granted in connection with the Amended ABL Credit Facility remain subject to the intercreditor agreement (as defined in the Amended ABL Credit Facility).

Restrictive Covenants and Other Matters

The Amended ABL Credit Facility requires the Credit Parties in certain circumstances to comply with a minimum fixed charge coverage ratio test and contains other restrictive covenants that limit the Credit Parties’ ability and the ability of their subsidiaries to, among other things, incur liens, engage in a consolidation, merger, purchase or sale of assets, pay dividends, incur indebtedness, make advances, investments and loans, enter into affiliate transactions, issue certain equity interests, create subsidiaries and unrestricted subsidiaries and create certain restrictions on the ability to make distributions, loans and asset transfers to the other Credit Parties or their subsidiaries.

The Amended ABL Credit Facility contains certain customary representations and warranties, affirmative covenants and events of default.

The description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, attached hereto as exhibit 10.1, which is incorporated herein by reference.

Affiliates of Wells Fargo have performed depository and other banking, investment banking, trust, investment management and advisory services for the Partnership and its affiliates (including the Credit Parties) from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for the Partnership and its affiliates in the ordinary course of their business.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being “furnished” as part of this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

10.1+
Amendment No. 1 to Credit Agreement dated September 26, 2023, among CVR Partners, LP, CVR Nitrogen, LP, East Dubuque Nitrogen Fertilizers, LLC, Coffeyville Resources Nitrogen Fertilizers, LLC, CVR Nitrogen Holdings, LLC, CVR Nitrogen Finance Corporation, CVR Nitrogen GP, LLC, certain of their subsidiaries from time to time party thereto, the lenders from time to time party thereto and Wells Fargo Bank National Association, a national banking association, as administrative agent and collateral agent.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

+    Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of this exhibit to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2023

CVR Partners, LP
By: CVR GP, LLC, its general partner

By:	/s/ Dane J. Neumann
Dane J. Neumann
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary